SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

   Filed by the Registrant x Filed by a Party other than the Registrant o Check the appropriate box:

  [x]  Preliminary Proxy Statement
  [ ]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            COVOL TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
               Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:

   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                         [COVOL TECHNOLOGIES, INC. LOGO]
                            3280 North Frontage Road
                              Lehi, Utah 84043-9534
                                 (801) 768-4481



Dear Stockholder:

         The accompanying Consent Statement is being furnished to you by Covol Technologies, Inc. ("Covol") in order to solicit your consent to 1) the issuance by Covol in March 1999 of convertible Preferred Stock and convertible debt financing; and 2) an amendment to Covol's Certificate of Incorporation increasing its authorized number of shares of Common Stock from twenty five million (25,000,000) to thirty five million (35,000,000).

         The March 1999 financing consisted of convertible equity and convertible debt securities which, upon conversion, could result in the issuance of additional common shares of Covol in excess of 20% of the number of currently outstanding shares. Regulations of the Nasdaq Stock Market_ require stockholder approval for any equity issuances which exceed 20% of the current number of outstanding shares. The financing agreements also require stockholder approval.

         The additional authorized shares are being sought in order to allow for the availability of Common Stock to be issued upon the conversion of equity securities or debt obligations convertible into Common Stock, including those issued in March 1999, and for general corporate growth.

         The Consent Statement contains a more extensive discussion of each of these proposals and therefore you should read the Consent Statement carefully. After you have read the Consent Statement and accompanying instructions, you should execute and return the enclosed form of Consent Card with respect to the proposed matters. THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU APPROVE THE PROPOSED CONSENT RESOLUTIONS TO RATIFY THE ISSUANCE OF CONVERTIBLE PREFERRED STOCK AND CONVERTIBLE DEBT AND TO INCREASE COVOL'S AUTHORIZED SHARES OF COMMON STOCK.

         Only stockholders of record at the close of business on June 4, 1999 are entitled to execute the form of Consent Card.

                           By Order of the Board of Directors,


                           /s/ Kirk A. Benson
                           Kirk A.  Benson
                           Chairman and Chief Executive Officer


July 12, 1999

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED CONSENT CARD PROMPTLY, BUT NO LATER THAN AUGUST 6, 1999 IN THE ENVELOPE PROVIDED. ANY CONSENT GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO THE RECEIPT BY COVOL AND ITS TRANSFER AGENT OF UNREVOKED CONSENTS FROM THE HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING POWER OF COVOL.

                              CONSENT STATEMENT OF
                            COVOL TECHNOLOGIES, INC.
                            3280 North Frontage Road
                              Lehi, Utah 84043-9534
                                 (801) 768-4481


                 Information Concerning the Consent Solicitation

         This Consent Statement is furnished to the stockholders of Covol Technologies, Inc. ("Covol") in connection with the solicitation of consents by Covol's Board of Directors. Under applicable provisions of Delaware law, any action that may be taken at an annual or special meeting of stockholders may also be taken without a meeting if unrevoked consents in writing to such action are signed by, in the case of the matters described in this Consent Statement, the holders of not less than a majority of the outstanding shares. The unrevoked written consents of the holders of at least a majority of the voting power (Common Stock and voting Preferred Stock) outstanding and entitled to vote on Friday, June 4, 1999, the record date for determining stockholders entitled to express consent to the actions proposed by Covol in this solicitation (the "Consent Record Date"), must be obtained in order to approve the proposed resolutions contained in the Consent Statement.

  BROKER NON-VOTES, ABSTAINING OR NOT RETURNING A SIGNED CONSENT CARD WILL HAVE
                    THE SAME EFFECT AS WITHHOLDING CONSENT.

         Covol will bear the entire cost of preparing, assembling, printing, and mailing consent materials furnished by the Board of Directors to stockholders. Copies of consent materials will be furnished to brokerage houses, fiduciaries, and custodians to be forwarded to beneficial owners of the Common Stock. In addition to the solicitation of consents by use of the mail, some of the officers, directors, employees, and agents of Covol may, without additional compensation, solicit consents by telephone or personal interview, the cost of which Covol will also bear.

         This Consent Statement and form of Consent Card will be first mailed to stockholders on or about July 19, 1999. Stockholders are requested to mark, sign, and date the enclosed form of Consent Card promptly, but in no event later than August 6, 1999, and return it via electronic mail, telephone, or regular mail in the enclosed postage-paid envelope. Specific instructions are provided on the consent card.

                               GENERAL INFORMATION


Participants in the Solicitation

         This Consent Solicitation is being made by the Board of Directors of Covol. Covol is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission which may be reviewed by stockholders.

The Consent Procedure

         Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in
Delaware, its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. In the case of this consent solicitation by Covol, written, unrevoked consents of the holders of a majority of the outstanding voting power (Common Stock and voting Preferred Stock) as of the Consent Record Date must be delivered as follows to effect the actions as to which stockholder consents are being solicited hereunder: 1) to Covol's agent at www.proxyvote.com; 2) by calling the 1-800 number listed on the consent card; or
3) by mailing to ADP-Proxy Services, P.O. Box 9079, Farmingdale, NY 11735-9769.

         All consents, regardless of when dated, shall expire unless valid, unrevoked consents constituting a majority of the outstanding shares are delivered to Covol within 60 days of the earliest dated consent delivered as set forth above. If the holders of a majority of the outstanding voting power as of the Consent Record Date approve the resolution increasing the authorized number of shares of Covol's Common Stock, Covol shall promptly amend its Certificate of Incorporation in conformity therewith and file the amended Certificate of Incorporation with the Delaware Secretary of State. Covol shall promptly notify the stockholders who have not consented to the actions taken as required by Delaware law.

Voting Rights

         Covol is currently authorized to issue up to 25 million shares of Common Stock, par value $0.001, and 10 million shares of Preferred Stock, par value $0.001. As of June 4, 1999, 12,550,503 shares of Common Stock were issued and outstanding and 78,110 shares of Preferred Stock were issued and outstanding under four series designated as series A, series B, series C, and series D. Only the series D Preferred Stock has voting rights. Each share of series D Preferred Stock is entitled to one vote for each share of Common Stock issuable upon conversion of such preferred share. As of June 4, 1999, there were 60,000 shares of series D Preferred Stock outstanding, which if convertible on that day would have been issuable into 1,749,271 shares of Common Stock. Therefore, there are a total of 14,299,774 shares or equivalent shares of Common Stock which can vote as of June 4, 1999.

         The enclosed Consent Card may only be executed by stockholders of record at the close of business on the Consent Record Date. Each share of Common Stock outstanding on the Consent Record Date entitles the record holder thereof to cast one vote, and each share of Series D Preferred Stock outstanding on the Consent Record Date entitles the record holder to cast one vote for each of the
29.15 shares of Common Stock into which it was convertible on the Consent Record Date. If a Consent Card is executed but no indication is made as to what action is to be taken, such Consent Card will be deemed to constitute a consent to the proposed resolutions. The resolution to ratify the issuance of the Convertible Preferred Stock and Convertible Debt requires approval by a majority of the consents received. The resolution to amend Covol's Certificate of Incorporation to increase the authorized number of shares available for issuance requires approval by a majority of all shares outstanding.

Solicitation of Consents

         Consents may be solicited by electronic mail, telephone, regular mail and in person. Solicitation further may be made by Covol and its directors, officers, employees and agents. No such persons will receive contingent compensation for such solicitation. Brokers, custodians, nominees, and fiduciaries will be requested to forward solicitation material to beneficial owners of the Common Stock. If your shares of Common Stock are held in the name of a brokerage firm, bank nominee, or other institution, only it can sign the Consent Card with respect to your shares unless Covol receives a duly executed proxy from the record holder authorizing you to sign. The cost of the solicitation will be borne by Covol.

Revocability of Signed Consents

         A consent executed by a stockholder may be revoked at any time provided that a written, dated revocation is executed and delivered prior to the time that signed, unrevoked affirmative consents by the holders of more than fifty percent (50%) of the voting power outstanding on the Consent Record Date have been delivered to Covol pursuant to Section 228 of the General Corporation Law of the State of Delaware. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The revocation may be delivered either to Covol at 3280 North Frontage Road, Lehi, Utah 84043, or to Covol's agent, ADP-Proxy Services, P.O. Box 9079, Farmingdale, NY 11735-9769.


                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of June 4, 1999 regarding the beneficial ownership of Covol's Common Stock, for: (i) each person (or group of affiliated persons) who, insofar as Covol has been able to ascertain, beneficially owned more than 5% of the outstanding shares of Common Stock; (ii) each director and executive officer of Covol; and (iii) all directors and executive officers of Covol as a group. Covol has relied on information received from each stockholder as to beneficial ownership, including information contained on Schedules 13D and Forms 3, 4 and 5. As of June 4, 1999, there were 12,550,503 shares of Common Stock outstanding. As of that date, there were outstanding options to purchase 2,959,250 shares of Common Stock, outstanding warrants to purchase 3,594,791 shares of Common Stock, outstanding shares of Preferred Stock convertible into approximately 2,337,607 shares of Common Stock, and outstanding debt convertible into 3,000,000 shares of Common Stock.


   Name and Address of                Amount and Nature of           Percent
   Beneficial Owner (1)              Beneficial Ownership(2)         of Class
   --------------------              -----------------------         ---------
PacifiCorp Financial Services, Inc.       1,027,000                    8.18%
775 NE Multnomah, Suite 775
Portland, Oregon  97232


OZ Master Fund, Ltd.                     699,708(3)                    5.28%
c/o Och-Ziff Management, L.L.C.
153 East 53rd Street
New York, NY 10022


Directors

Kirk A. Benson                           822,220(4)                    6.37%

Brent M. Cook                            174,750(5)                    1.37%

Raymond J. Weller                        354,158(6)                    2.81%

DeLance W. Squire                         35,500(7)                        *

James A. Herickhoff                       27,500(8)                        *

John P. Hill, Jr.                         26,500(9)                        *

Executive Officers

Stanley M. Kimball                      113,117(10)                        *

George W. Ford, Jr.                     136,700(11)                    1.09%

Steven R. Brown                         123,432(12)                        *

Max E. Sorenson                          78,750(13)                        *

Dee J. Priano                           102,250(14)                        *

Harlan M. Hatfield                       58,750(15)                        *

Steven G. Stewart                        18,334(16)                        *

Stephanie E. Black                       13,750(17)                        *

Kenneth R. Frailey                       16,389(18)                        *

All directors and
executive officers as a               2,102,100(19)                   15.39%
group (fifteen (15) persons)
------------------

 * Less than 1%

(1) Unless otherwise indicated, the address of each person named in the table is c/o Covol, 3280 North Frontage Road, Lehi, Utah 84043.

(2) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from June 4, 1999, and the total outstanding shares used to calculate each beneficial owner's percentage includes such shares. Beneficial ownership as reported does not include shares subject to options that are not exercisable within 60 days of June 4, 1999.

(3) Consists of 699,708 shares issuable upon conversion of 24,000 shares of series D Preferred Stock owned by OZ Master Fund, Ltd., convertible within 60 days of June 4, 1999. Does not include an additional 1,049,563 shares issuable upon conversion of the other 36,000 shares of series D Preferred Stock or 3,000,000 shares issuable on conversion of convertible debt. Voting power includes all 1,749,271 shares issuable on conversion of the series D Preferred Stock as of the Consent Record Date.

(4) Consists of 466,665 shares owned by Mr. Benson, and warrants for 55,555 shares exercisable at $12 per share, and warrants for an additional 300,000 shares exercisable at $7.50 per share.

(5) Consists of 2,750 shares owned by Mr. Cook and options to purchase 172,000 shares held by Mr. Cook which are exercisable within 60 days of June 4, 1999.

(6) Consists of 298,408 shares owned by Mr. Weller and options to purchase 55,750 shares held by Mr. Weller which are exercisable within 60 days of June 4, 1999.

(7) Consists of 2,500 shares owned by Mr. Squire and options to purchase 33,000 shares held by Mr. Squire which are exercisable within 60 days of June 4, 1999.

(8) Consists of options to purchase 27,500 shares held by Mr. Herickhoff which are exercisable within 60 days of June 4, 1999.

(9) Consists of options to purchase 26,500 shares held by Mr. Hill which are exercisable within 60 days of June 4, 1999.

(10) Consists of 6,200 shares owned by Mr. Kimball and options to purchase 106,667 shares held by Mr. Kimball which are exercisable within 60 days of June 4, 1999. Lee Kimball, the son of Mr. Kimball, owns 250 shares for which Mr. Kimball disclaims beneficial ownership.

(11) Consists of 114,200 shares owned by Mr. Ford and options to purchase 22,500 shares held by Mr. Ford which are exercisable within 60 days of June 4, 1999.

(12) Consists of 97,182 shares owned by Mr. Brown and options to purchase 26,250 shares held by Mr. Brown which are exercisable within 60 days of June 4, 1999.

(13) Consists of options to acquire 78,750 shares held by Mr. Sorenson which are exercisable within 60 days of June 4, 1999.

(14) Consists of options to acquire 102,250 shares held by Mr. Priano which are exercisable within 60 days of June 4, 1999.

(15) Consists of options to purchase 58,750 shares held by Mr. Hatfield which are exercisable within 60 days of June 4, 1999.

(16) Consists of options to purchase 18,334 shares held by Mr. Stewart which are exercisable within 60 days of June 4, 1999.

(17) Consists of options to purchase 13,750 shares held by Ms. Black which are exercisable within 60 days of June 4, 1999.

(18) Consists of 2,500 shares owned by Mr. Frailey and options to purchase 13,889 shares which are exercisable within 60 days of June 4, 1999.

(19) Consists of 990,655 shares issued and outstanding and options and warrants to purchase 1,111,445 shares which are exercisable within 60 days of June 4, 1999.



        RESOLUTION TO RATIFY THE ISSUANCE OF CONVERTIBLE PREFERRED STOCK
                       AND CONVERTIBLE DEBT IN MARCH 1999

         As stated above, Covol is soliciting the consent of its stockholders to the issuance by Covol in March 1999 of convertible Preferred Stock and convertible debt financing. Funds provided by the financing were and are necessary in order for Covol to remain in business. The March 1999 financing consisted of convertible equity and convertible debt securities which, upon conversion, could result in the issuance of common shares of Covol in excess of 20% of the number of currently outstanding shares and 20% of the voting power. Regulations of the Nasdaq Stock Market_ require stockholder approval for any equity issuances at less than market value which exceed 20% of the current number of outstanding shares and 20% of the voting power. The financing agreements also require stockholder approval.

         The March 1999 financing consisted of the issuance of $20,000,000 of convertible secured debt, issued at a 50% discount, and the issuance of $6,000,000 of a new series D cumulative convertible Preferred Stock, for total gross proceeds of $16,000,000. Costs related to the financing totaled approximately $1,200,000. Warrants for the purchase of Common Stock were also issued as part of the financing. Covol received net cash proceeds of approximately $14,800,000, which have been and will be used to retire maturing short-term debt and related accrued interest, for working capital uses and other general corporate purposes.

         The terms of the financing and the accounting for the financing are described in detail in Covol's Current Report on Form 8-K, filed March 24, 1999, and in Covol's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, filed May 14, 1999, both of which are being provided with this consent solicitation and which have been incorporated herein by reference. Stockholders are encouraged to read these documents to familiarize themselves with the details of this transaction.

         During 1998, Covol had significant cash needs for the construction of synthetic fuel facilities. These requirements continued after June 30, 1998 when construction of these facilities was completed in order to fund costs in excess of construction financing, fund required facility modifications, fund operations of the synthetic fuel facilities located in Price Utah that are either owned or operated by Covol, fund operating expenses of synthetic fuel facilities held for sale, and for other working capital needs and general corporate purposes. Covol completed a comprehensive review of funding alternatives in the financial community, from conventional banking sources to an offering of common stock. Several potential sources of funding were contacted and the process of reviewing viable alternatives and performing due diligence procedures began in the fall of 1998 and lasted over five months. The financing obtained was approved by Covol's Board of Directors as being in the best interest of all stockholders, on both a short-term and a long-term basis.

         As of June 4, 1999, the convertible Preferred Stock issued in March 1999 (series D Preferred Stock) was potentially convertible into 1,749,271 shares of Common Stock. The convertible debt was potentially convertible into 3,000,000 shares of Common Stock. Warrants for the purchase of Common Stock were potentially convertible into 1,283,626 shares of Common Stock, with a total exercise price of more than $8,000,000. Depending on the price of Covol's Common Stock when these securities are actually converted into Common Stock, the actual number of shares could be different from these amounts, and the difference could be significant. As of June 4, 1999, the total number of shares of Common Stock issuable under the terms of the convertible Preferred Stock, convertible debt, and warrants is 6,032,897. None of these shares are actually issuable as of June 4, 1999 and the majority are not issuable until March 2002.

         Current regulations of the Nasdaq Stock Market_ require stockholder approval for any equity issuances where the total shares to be issued exceed 20% of the current number of outstanding shares. As of June 4, 1999, there were 12,550,503 shares of Common Stock outstanding. If all of the convertible securities issued in the March financing transactions could have been converted as of June 4, 1999, there would be 18,583,400 shares of Common Stock outstanding, or an increase in outstanding shares of approximately 48%.
Accordingly, the terms of the financing limit convertibility to 19.9% of the outstanding Common Stock. Financial penalties apply if Covol cannot convert any of the March 1999 securities due to the 20% limitation.

         The consequences of Covol stockholders not approving this financing would be extremely detrimental for Covol. The financing agreements require Covol to obtain stockholder approval of the transaction by March 31, 2000. Failure to obtain that approval would put Covol in default of these financing agreements. Covol could be forced into bankruptcy because of the inadequacy of funds available to redeem the convertible Preferred Stock and convertible debt which has been issued, including the significant premiums which Covol would be required to pay under the terms of the financing documents. Covol's redemption obligation would be in addition to Covol's ongoing need to meet debt service requirements and the ongoing cash needs of its operating activities. Covol believes it is critical that stockholders ratify this financing transaction and the potential issuances of Common Stock that could result from the conversion of the convertible securities that were issued in March 1999. Covol has no viable alternative plans to remain solvent should this proposal not be approved by stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR RATIFICATION OF THE ISSUANCE OF THE CONVERTIBLE PREFERRED STOCK AND CONVERTIBLE DEBT IN MARCH 1999.



      RESOLUTION TO AMEND COVOL'S CERTIFICATE OF INCORPORATION TO INCREASE
             THE AUTHORIZED NUMBER OF SHARES AVAILABLE FOR ISSUANCE

         Covol is soliciting the consent of its stockholders to amend its Certificate of Incorporation to increase the authorized shares of Common Stock. Additional share capital would be available for Covol if needed for issuing Common Stock upon the conversion of equity securities or debt obligations convertible into Common Stock, and for general corporate growth.

         As of June 4, 1999, there were 12,550,503 shares of Common Stock outstanding. As of that date, there were outstanding options to purchase 2,959,250 shares of Common Stock, outstanding warrants to purchase 3,594,791 shares of Common Stock, outstanding shares of Preferred Stock convertible into approximately 2,337,607 shares of Common Stock, and outstanding debt convertible into 3,000,000 shares of Common Stock. Exercise of the current outstanding stock options and warrants, which have exercise prices ranging from $1.50 to $20.00 per share, would result in Covol receiving approximately $48,000,000 of cash. As of June 4, 1999, options and warrants for the purchase of approximately 1,600,000 shares were exercisable at prices under $5.00 per share. The remaining options and warrants had exercise prices ranging from $5.00 to $20.00 per share. If all convertible securities were issued into Common Stock as of June 4, 1999, the total number of Common Shares outstanding would be 24,442,151 shares, leaving only 557,849 additional issuable shares. The number of shares of Common Stock issuable upon conversion is dependent, in part, on the price of Covol's Common Stock when these securities are actually converted into Common Stock. Therefore, depending on the price of Covol's Common Stock at the time of conversion, the issuable number of shares of Common Stock could exceed the number of shares currently authorized to be issued. Nevertheless, Covol needs to meet obligations to issue Common Stock upon conversion of convertible equity and debt securities, some of which have short time periods in which Covol can act, and to facilitate the general growth and success of Covol.

         In anticipation of the need for future issuances of Common Stock for future conversions of convertible securities and other general corporate purposes, Covol is seeking to amend its Certificate of Incorporation to provide for authorization of up to 35,000,000 shares of Common Stock. Currently, Article V of Covol's Certificate of Incorporation authorizes the issuance of only twenty five million (25,000,000) shares of Common Stock as follows:

         The  capital  stock  authorized,   the  par  value  thereof,   and  the
characteristics of such stock shall be as follows:

          ------------------------- ----------------- -------------
          Number of Shares          Par Value         Class of
          Authorized                Per Share         Stock
          ------------------------- ----------------- -------------
          25,000,000                $.001             Common
          ------------------------- ----------------- -------------
          10,000,000                $.001             Preferred
          ------------------------- ----------------- -------------

         The Board of Directors of Covol hereby proposes adoption of the following resolution by Covol's stockholders:

         RESOLVED, that Article V of Covol's Certificate of Incorporation is amended to read as follows:

         The  capital  stock  authorized,   the  par  value  thereof,   and  the
characteristics of such stock shall be as follows:

          ------------------------ ----------------- -------------
          Number of Shares         Par Value         Class of
          Authorized               Per Share         Stock
          ------------------------ ----------------- -------------
          35,000,000               $.001             Common
          ------------------------ ----------------- -------------
          10,000,000               $.001             Preferred
          ------------------------ ----------------- -------------

         If Covol chooses to issue additional shares of Common Stock, existing stockholders' ownership in the aggregate could be subject to dilution. Notwithstanding this potential dilution, Covol believes that the adoption of the proposed amendment is in the best interest of Covol.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE RESOLUTION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows information filed with them to be incorporated by reference, which means that Covol can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this consent statement. Covol incorporates by reference the documents listed below.

o Annual report on Form 10-K filed January 13, 1999, for the fiscal year ended September 30, 1998, previously sent to all stockholders of record as of January 18, 1999, as amended on Form 10-K/A filed June 2, 1999,
o      Current report on Form 8-K filed March 24, 1999, included herewith,
o Quarterly report on Form 10-Q filed May 14, 1999, for the fiscal quarter ended March 31, 1999, included herewith.

         If you have any questions about giving your consent or require any assistance, please contact, Covol Technologies, Inc., 3280 North Frontage Road, Lehi, Utah 84043-9534 (attention: Paige Hakamaa), email: phakamaa@covol.com, telephone: (801) 768-4481.


YOUR CONSENT IS EXTREMELY IMPORTANT. PLEASE MARK, SIGN, AND DATE THE ENCLOSED CONSENT CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY, BUT NO LATER THAN AUGUST 6, 1999.

                                    Covol Technologies, Inc.

                                    By Order of the Board of Directors,

                                    /s/ Kirk A. Benson
                                    Kirk A.  Benson
                                    Chairman and CEO

Lehi, Utah
July 12, 1999

                            Covol Technologies, Inc.
                            3280 North Frontage Road
                              Lehi, Utah 84043-9534

          THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of record of Covol Technologies, Inc. ("Covol") on June 4, 1999, hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value $0.001 per share, of Covol held by the undersigned, to each of the following actions without a meeting, without prior notice and without a vote.

COVOL STRONGLY RECOMMENDS THAT THE STOCKHOLDERS OF COVOL CONSENT TO THE PROPOSED RESOLUTIONS SET FORTH IN THE CONSENT STATEMENT, PROVIDING FOR:

1.     Ratification   of  the  issuance  of  convertible   Preferred  Stock  and
       convertible debt in March 1999.

         CONSENT _______       CONSENT WITHHELD ________        ABSTAIN _______

2.     Approval  of  the   proposed   amendment   to  Covol's   Certificate   of
       Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 35,000,000.

         CONSENT _______       CONSENT WITHHELD ________        ABSTAIN _______

         If no space is marked above with respect to the proposed resolutions, the undersigned will be deemed to consent to such resolutions.

      -------------------
      Number of Shares Held


      ---------------------------------      ---------------------------------
      Name (Print)                           Name (Print) (if held jointly)

      ---------------------------------      ---------------------------------
      Signature                              Signature (if held jointly)

      Dated: ___________________________     Dated: ___________________________

      ---------------------------------      ---------------------------------
      (Address)                              (Address)

      ---------------------------------      ---------------------------------
      (City, State, Zip)                     (City, State, Zip)

      ---------------------------------      ---------------------------------
      (Email)                                (Email)

NOTE: Please date and sign this Consent exactly as the names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Consents executed in the name of a corporation should be signed on behalf of the corporation by a duly authorized officer. Where shares are owned in the name of two or more persons, all such persons should sign.

   PLEASE RETURN THIS COMPLETED CONSENT CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE NO LATER THAN AUGUST 6, 1999.